Exhibit 99.1

DATE: June 19, 2006	FINANCIAL CONTACT:
Kevin Shook, Chief Financial Officer
(717) 735-1660 kshook@eains.com

FOR IMMEDIATE RELEASE	MARKETING CONTACT:
Bob Gilpin, Vice President Marketing
(717) 239-1641
bgilpin@eains.com

EASTERN INSURANCE HOLDINGS, INC. ANNOUNCES SUCCESSFUL

STOCK OFFERING, CONVERSION AND ACQUISITION

(Eastern Insurance Holdings, Inc. Lancaster, PA—NASDAQ: EIHI) – Eastern Insurance Holdings, Inc. (“EIHI”) of Lancaster has announced the successful completion of its common stock offering, the conversion of Educators Mutual Life Insurance Company (“Educators Mutual”), also of Lancaster, to a stock insurance company and the simultaneous acquisition of Educators Mutual and Eastern Holding Company, Ltd. (“EHC”) and its subsidiaries by EIHI. The company expects to begin trading today under the symbol EIHI on the NASDAQ National Market.

As a result of the conversion and the acquisition, Educators Mutual, now known as Eastern Life and Health Insurance Company (“ELH”), and EHC have become a wholly-owned subsidiaries of EIHI.

EIHI, through its subsidiaries, will operate a domestic casualty insurance group specializing in workers’ compensation, a domestic accident and life insurance company, an offshore specialty reinsurance company and a third-party claims administration company.

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EIHI Press Release, Page 2

June 19, 2006

In the stock offering, EIHI sold 7,475,000 shares of its common stock at a price of $10.00 per share, raising gross proceeds of $74.75 million. In connection with the acquisition of EHC, EIHI issued an additional 3,875,472 shares of common stock and paid $40.2 million in cash from the conversion offering proceeds to EHC shareholders.

According to EIHI Chairman Robert McAlaine, “After integrating ELH and EHC’s operations and distribution models, the capital provided by our conversion will be used to expand our workers’ compensation and related businesses, including expanding territories, designing new products and evaluating acquisitions.”

Bruce Eckert, CEO of EIHI, says “This is an exciting time for our group of companies. We are very fortunate to have a great workforce, true agency partners and the leadership of an experienced board of directors. We welcome all new stakeholders and will continue to focus on producing an underwriting profit for each line of business we write and utilizing a prudent expense management approach.”

Founded in 1910 as Educators Mutual Life Insurance Company, ELH provides group life, dental and disability insurance to customers in 16 states. ELH is licensed in 41 jurisdictions and markets and distributes its products through independent general agencies to approximately 1,900 independent producers.

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EIHI Press Release, Page 3

June 19, 2006

Founded in 1997, EHC was a privately-held holding company with approximately 185 shareholders, including significant ownership interests held by funds affiliated with two specialist financial services investors, Northaven Management, Inc. and High Ridge Capital, LLC. EHC, through its operating subsidiaries, specializes in providing workers’ compensation products and services to businesses and self-insured clients in Pennsylvania, Delaware and Maryland. EHC’s workers’ compensation products are distributed through approximately 55 independent agents.

EIHI is located at 25 Race Avenue in Lancaster. The company’s new Web address is www.easterninsuranceholdings.com.

FORWARD LOOKING STATEMENTS

In addition to historical information this press release may contain “forward-looking statements” that are made in good faith by EIHI pursuant to the “safe harbor” provisions of the private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to strategies, goals, beliefs, expectations, intentions, results of operations, future performance and business of EIHI. Numerous competitive, economic, regulatory, legal, technological and other factors could cause financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. EIHI cautions that the foregoing factors are not all inclusive. EIHI does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the company. This press release also does not constitute an offer to sell, or a solicitation of an offer to buy, EIHI securities. Such an offer will be made only by means of a prospectus.

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